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                                 EXHIBIT 99.2

                           CENTURY SOUTH BANKS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Susan J. Anderson, J. Marvin Anderson, and James H. Sanders, and each of them as Proxies, each with the power to appoint her or his substitute, acting by majority or by any of them if only one is present and acting to represent and to vote, as designated below, all the shares of common stock of Century South Banks, Inc. ("CSBI") held of record by the undersigned on October __, 1997, at the CSBI Special Meeting of Shareholders to be held at 11:00 a.m., Dahlonega time, on November __, 1997, at the main office of CSBI located at 60 Main Street West, Dahlonega, Georgia.

    1. PROPOSAL TO: approve the issuance of shares of CSBI common stock in connection with the Agreement and Plan of Merger, dated as of March 31, 1997 and amended July 11, 1997 and October 15, 1997 (the "Merger Agreement"), by and between BCG and CSBI, pursuant to which, among other matters, (a) BCG will merge with and into CSBI and (b) the shares of BCG common stock will be converted into the right to receive shares of CSBI common stock, as described in the Joint Proxy Statement/Prospectus dated October __, 1997.

       FOR [_]                 AGAINST [_]          ABSTAIN  [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    DATED:______________________________, 1997


    ___________________________________________
    Signature

    __________________________________________
     Signature if held jointly

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